Exhibit 99.1

                  Haemonetics Reports Second Quarter Results

                         Reaffirms Full Year Guidance

    BRAINTREE, Mass., Nov. 1 /PRNewswire-FirstCall/ -- Haemonetics Corporation reported today second quarter fiscal 2005 net revenue of $91 million, a 3.9% increase over the second quarter of fiscal 2004. Diluted net earnings per share for the quarter were $0.34, up 48% over Q2:04.
    The Company also reaffirmed its full fiscal 2005 guidance of mid-single digit revenue growth, gross profit margin in the high 40% range, operating income growing more than 20%, improved operating margin, and net earnings per share in the range of $1.38 to $1.43.
    Brad Nutter, Haemonetics' President and CEO, added that, "Given our performance year-to-date, we believe our earnings per share results will be toward the high end of our range for the year."

    FINANCIAL HIGHLIGHTS

    Haemonetics reported the following financial results:

    -- Second quarter net revenue of $91 million, up 3.9% from $87 million in Q2:04; year-to-date net revenue of $186 million, up 5.5% from $176 million in fiscal 2004
    -- Second quarter gross profit of $46 million, up 9.5% from $42 million in Q2:04; year-to-date gross profit of $93 million, up 13.8% from $81 million in fiscal 2004
    -- Second quarter gross margin of 50.1%, up from 47.6% in Q2:04; year-to-
       date gross margin of 49.9%, up from 46.3% in fiscal 2004
    -- Second quarter operating expenses of $32 million, down 2.6% from $32.5 million in Q2:04; year-to-date operating expenses of $64 million, level with fiscal 2004
    -- Second quarter operating income of $14 million, up 52.3% from $9 million Q2:04; year-to-date operating income of $29 million, up 64.3% from $18 million in fiscal 2004
    -- Second quarter operating margin of 15.3%, up from 10.4% in Q2:04; year-
       to-date operating margin of 15.6%, up from 10.0% in fiscal 2004
    -- Second quarter net earnings per share of $0.34, up 47.8% from $0.23 in Q2:04; year-to-date net earnings per share of $0.73, up 69.8% from $0.43 in fiscal 2004

    Several factors affected the Company's financial results. There was a significant negative impact to revenue due to consolidation in the plasma market. Currency, changes in the mix of products being sold, price improvements, and increased sales volumes all affected results favorably. Haemonetics will post a non-GAAP financial reconciliation on its website prior to its conference call.
    Haemonetics maintained a strong balance sheet, highlighted by a cash increase of $13.5 million to an ending cash balance of $144 million. The Company achieved $18 million of cash flow from operating activities for the quarter.
    Nutter added, "For the fourth consecutive quarter we've leveraged our core business and improved profitability of the Company. As we remain focused on management of expenses, product mix, and pricing, I am confident that leverage is sustainable each fiscal year."

    DONOR PRODUCT LINE HIGHLIGHTS
    Plasma disposables revenue was $24 million for the quarter, down 21.1% over Q2:04 and $50 million year-to-date, down 17.6% from 1H:04. Loss of a large customer when it was purchased by the Company's only plasma competitor in Q3:04 accounted for more than half of these sales declines.
    Blood bank disposables revenue was $33 million, up 24.7% over Q2:04 and $64 million year-to-date, up 21.7% over 1H:04. Platelet disposables revenue represents the majority of the blood bank product line. Almost 80% of platelet disposables revenue comes from Europe and Japan. Thus, blood bank disposables revenue experienced favorable impact from currency. However, revenue benefited more significantly from a product mix shift in Japan to higher-priced filtered platelet collection disposables.
    Red cell disposables revenue was $7 million, up 30.9% over Q2:04, and $13 million year-to-date, up 36.0% over 1H:04. This product is predominantly sold in the U.S. where blood shortages are more prevalent. Revenue benefited from unit volume gains as U.S. blood collectors increased use of the technology to offset blood shortages and from a product mix shift to higher-priced filtered red cell collection disposables.

    PATIENT PRODUCT LINE HIGHLIGHTS
    Despite a declining market, Cell Saver(R) brand disposables revenue was $16 million, up 9% over Q2:04 and $32 million year-to-date, up 6.5% over 1H:04. Revenue benefited somewhat from currency, but unit volume increases in Europe was the most significant contributor to the revenue increase.
    OrthoPAT(R) brand disposables revenue was $4 million, up 70.6% over Q2:04 and $9 million year-to-date, up 70.9% over 1H:04. The OrthoPAT brand has retained its sales momentum for more than six quarters as orthopedic surgeons continue to adopt surgical blood salvage as an effective alternative to pre-donation by patients, or transfusion of donor blood.

    SUMMARY OF RECENT ANNOUNCEMENTS

    Haemonetics recently made some significant announcements.
    In August, the Company announced the acquisition of the assets, inventories, and intellectual property associated with several surgical products from Harvest Technologies for $4 million cash. The BloodStream product line is an integrated product for blood conservation and surgical blood salvage, but the station consists of several products that can also be unbundled and marketed as stand-alone products. These products include the SmartSuction(R), the SmartCell, and an autotransfusion blood bag with integral transfusion filter. Haemonetics will leverage these technologies to expand its surgical blood salvage product line and to enter the broader surgical patient management market.
    Also in August, Haemonetics announced the appointment of Susan Bartlett Foote and Pedro Granadillo to its Board of Directors. Ms. Foote is associate professor and head of the Division of Health Service Research and Policy at the School of Public Health at the University of Minnesota. Mr. Granadillo retired in September from a 24 year career at Eli Lilly and Company, most recently serving as senior vice president of global manufacturing and human resources.
    Last week, Haemonetics announced that it made an equity investment in Arryx, Inc. Additionally, the companies announced they will collaborate on the research, development and potential commercialization of new technology for applications in a broad range of markets.

    CONFERENCE CALL DETAILS
    Haemonetics will hold a conference call on Monday, November 1st at 10:00 am eastern to review financial and operational highlights. Interested parties can participate by calling (800) 921-9431 (US only) or (973) 935-8505. The call will be replayed through November 15th at (877) 519-4471 (US only) or
(973) 341-3080 using PIN 5294529.

    Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

    This release contains forward looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.
    Cell Saver, OrthoPAT, and SmartSuction are registered trademarks of Haemonetics Corporation.


                   HAEMONETICS CORPORATION FINANCIAL SUMMARY

              (Unaudited data in thousands, except per share data)

                  Consolidated Statements of Income for Q2FY05

                                                                  % Inc/(Dec)
                                                                    vs prior
                                            10/02/04    09/27/03      year

    NET REVENUES                             $90,923     $87,488        3.9%
    Gross profit                              45,549      41,608        9.5%
          R&D                                  4,253       4,622       (8.0%)
          S, G & A                            27,385      27,852       (1.7%)

    Operating expenses                        31,638      32,474       (2.6%)

    Operating income                          13,911       9,134       52.3%
          Interest expense                      (636)       (767)     (17.1%)
          Interest income                        502         186      169.9%
          Other (expense) income, net            (69)         33     (309.1%)

    Income before taxes                       13,708       8,586       59.7%

    Tax expense                                4,834       3,091       56.4%

    NET INCOME                                $8,874      $5,495       61.5%

    Net income per common share
    assuming dilution                          $0.34       $0.23       47.8%

    Weighted average number of shares
          Basic                               25,258      24,120
          Diluted                             25,784      24,327

    PROFIT MARGINS
    Gross profit                               50.1%       47.6%
    R&D                                         4.7%        5.3%
    S, G & A                                   30.1%       31.8%
    Operating income                           15.3%       10.4%        4.9%
    Income before taxes                        15.1%        9.8%        5.3%
    Net income                                  9.8%        6.3%


              Consolidated Statements of Income Six Months Ended 10/2/04


                                                                   % Inc/(Dec)
                                                                      vs prior
                                             10/02/04     09/27/03      year

    NET REVENUES                             $185,525     $175,771       5.5%
    Gross profit                               92,649       81,443      13.8%
         R&D                                    8,307        9,619     (13.6%)
         S, G & A                              55,469       54,255       2.2%
    Operating expenses                         63,776       63,874      (0.2%)

    Operating income                           28,873       17,569      64.3%
         Interest expense                      (1,297)      (1,553)    (16.5%)
         Interest income                          865          469      84.4%
         Other expense, net                      (301)        (113)    166.4%

    Income before taxes                        28,140       16,372      71.9%

    Tax expense                                 9,446        5,894      60.3%

    NET INCOME                                $18,694      $10,478      78.4%


    Net income per common share
    assuming dilution                           $0.73        $0.43      69.8%



    Weighted average number of shares
         Basic                                 25,207       24,092
         Diluted                               25,681       24,276


    PROFIT MARGINS
    Gross profit                                49.9%        46.3%
    R&D                                          4.5%         5.5%
    S, G & A                                    29.9%        30.9%
    Operating income                            15.6%        10.0%       5.6%
    Income before taxes                         15.2%         9.3%       5.9%
    Net income                                  10.1%         6.0%




                                Revenue Analysis

                                                    Second quarter
                                           10/02/04    09/27/03   % Inc/(Dec)
    Revenues by Geography
               United States                 $30,399     $32,317      (5.9%)
               International                  60,524      55,171       9.7%
               Net Revenues                  $90,923     $87,488       3.9%

    Disposable Revenues by Product Family

    Donor:
               Plasma                         24,238      30,720     (21.1%)
               Blood Bank                     33,338      26,731      24.7%
               Red Cell                        6,653       5,082      30.9%
                                              64,229      62,533       2.7%
    Patient:
               Surgical                      $20,045     $16,939      18.3%

               Subtotal                      $84,274     $79,472       6.0%

    Equipment                                  2,580       3,112     (17.1%)
    Misc & Service                             4,069       4,904     (17.0%)
    Net Revenues                             $90,923     $87,488       3.9%


                                                   Six Months Ended
                                           10/02/04    09/27/03  % Inc/(Dec)
    Revenues by Geography
               United States                 $63,310     $63,869     (0.9%)
               International                 122,215     111,902      9.2%
               Net Revenues                 $185,525    $175,771      5.5%

    Disposable Revenues by Product Family

    Donor:
               Plasma                         49,724      60,309    (17.6%)
               Blood Bank                     64,107      52,680     21.7%
               Red Cell                       13,114       9,646     36.0%
                                             126,945     122,635      3.5%
    Patient:
               Surgical                      $40,818     $35,232     15.9%

               Subtotal                     $167,763    $157,867      6.3%

    Equipment                                  9,253       7,598     21.8%
    Misc & Service                             8,509      10,306    (17.4%)
    Net Revenues                            $185,525    $175,771      5.5%


                            CONSOLIDATED BALANCE SHEET

                                                        Period ending
                                                    10/02/04       04/03/04


    ASSETS
    Cash & cash equivalents                         $143,829       $118,117
    Accounts receivable, net                          83,347         82,640
    Inventories, net                                  50,712         52,235
    Other current assets                              26,367         28,457
        Total current assets                         304,255        281,449
    Net PP&E                                          72,224         78,030

    Other assets                                      51,056         47,915

    Total assets                                    $427,535       $407,394


                                                         Period ending
                                                    10/02/04       04/03/04

    LIABILITIES & STOCKHOLDERS' EQUITY
    S/T debt & current maturities                    $28,298        $32,818
    Other current liabilities                         58,331         63,025
        Total current liabilities                     86,629         95,843
    Deferred tax liability, net                        1,376          1,682
    Long-term debt                                    25,199         25,442
    Other long-term liabilities                        4,665          4,678
    Stockholders' equity                             309,666        279,749

    Total liabilities & equity                      $427,535       $407,394

     CONTACT:
     Julie Fallon
     Tel. (781) 356-9517
     Alternate Tel. (617) 320-2401
     fallon@haemonetics.com

SOURCE  Haemonetics Corporation
    -0-                             11/01/2004
    /CONTACT: Julie Fallon of Haemonetics, +1-781-356-9517, or Alternate Tel. +1-617-320-2401, fallon@haemonetics.com/
    /Web site:  http://www.haemonetics.com/
    (HAE)

CO:  Haemonetics Corporation
ST:  Massachusetts
IN:  MTC BIO
SU:  ERN CCA MAV